Exhibit 99.2 Call Participants

EXECUTIVES

Jared R. Rowe
CEO, President & Director

Michael A. Sadowski
Executive VP & CFO

ANALYSTS

Bruce Goldfarb
Lake Street Capital Markets, LLC, Research Division

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

Michael Joshua Nichols
B. Riley Securities, Inc.,
Research Division

ATTENDEES

Cody Cree
Gateway Group, Inc.

Presentation

Operator

Good morning, everyone, and thank you for participating in today's conference call to discuss AutoWeb's financial results for the first quarter ended March 31, 2021. Joining us today are AutoWeb's President and CEO, Jared Rowe; the company's CFO, Michael Sadowski; and the company's outside Investor Relations adviser, Cody Cree, with Gateway Investor Relations. Following their remarks, we'll open the call for questions. I would like to turn the call over to Mr. Cree for some introductory comments.

Cody Cree
Gateway Group, Inc.

Thank you, Sarah. Before I introduce Jared, I remind you that during today's call, including the question-and-answer session, statements that are not historical facts, including any projections, statements regarding future events or future financial performance or statements of intent or belief are forward-looking statements and are covered by the safe harbor disclaimers contained in today's press release and the company's public filings with the SEC. Actual outcomes and results may differ materially from what is expressed in or implied by these forward-looking statements.

Specifically, please refer to the company's Form 10-Q for the quarter ended March 31, 2021, which was filed prior to this call as well as other filings made by AutoWeb with the SEC from time to time. These filings identify factors that could cause results to differ materially from those forward-looking statements. Please also note that during this call, management will be disclosing adjusted EBITDA. This is a non-GAAP financial measure as defined by SEC Regulation G. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure any statement disclosing the reasons why company management believes that adjusted EBITDA provides useful information to investors regarding the company's financial condition and results of operations are included in today's press release that is posted on the company's website.

And with that, I will now turn the call over to Jared. Jared?

Jared R. Rowe
CEO, President & Director

Thanks, Cody, and welcome, everybody. I appreciate you joining us here today. I want to apologize; I've got my pages mixed up. All right, let's dive right into our prepared remarks.

So, through our performance during the first quarter, we've sustained our operational momentum and really demonstrated the continued efficiency of our business. Our focus on delivering high-quality clicks and leads to our customers has really allowed us to drive sequential top line growth relative to last quarter. On the bottom line, we continue to improve profitability through our significant year-over-year gross margin expansion as well as our achievement of both positive net income and positive adjusted EBITDA. We're already executing on our strategy at very high levels in just the first few months of 2021. And our work for this year is really just getting started.

Now as a broader macroeconomic recovery from the pandemic progresses, we are seeing the beating signs of demand recovery within our industry. Consumer confidence has started to rebound as the vaccine becomes more widespread and U.S. automotive sales rates have escalated throughout the spring. Now these signs point to a healthy resurgence in demand, but supply recovery has proven more difficult.

Recent global shortages in semiconductors and microchips have really disrupted the automotive production and kept dealer inventories exceptionally lean. In fact, Ford, one of our largest accounts, has recently warned that 50% its output in Q2 is going to be cut back, which is going to lead to a loss of production of 1.1 million vehicles in 2021. And General Motors, another one of our largest accounts, has been echoing similar sentiments and quite frankly, halting production at various plants at various times.

LMC Automotive, which is a respected consultancy and prognosticator in the automotive industry, they expect the chip shortage to curtail North American automotive production by almost 550,000 vehicles in the first half of 2021, with not even 1/3 of this volume loss predicted to recovery before 2020 use -- 2022. So, this will be something that we're going to have to deal with as an industry for quite some time. Now we believe that these production issues affecting inventories will likely impact Q2 growth prospects, and we're monitoring this exceptionally closely.

Now amid this landscape, we remain committed to serving as a supporter partner to the dealers in our network as they navigate these challenges and the uneven progress towards pandemic recovery. Now as we long stated, we expect our quarter-over-quarter dealer cash to be choppy for the time being as certain engagements turn on and off due to supply constraints in terms of subsequent pricing challenges. However, we do expect our dealer count to gradually recover throughout the year as our customers gain further visibility on their businesses. So, in the meantime, to further elevate the level of partnership we provide. We've made several key improvements to our platform to facilitate better matches between car buyer intent and dealers who can meet their needs.

Now as we optimize our platform, we're enhancing both the quality of our product mixes and the experience that consumers have in our site. During Q1, we invested in a new technology pattern, which can be found at shop.car.com that's designed to speed up our innovation cycle and really elevate our user experience. Now the testing of this new technology pattern has already shown that it's improving our page load times by about 30% and overall conversions by 50 -- 15%, while introducing a cleaner, more contemporary design for our overall consumer experience.

We're currently working on scaling shop.car.com across our search campaigns for that specific site and bringing other search engine marketing sites onto the pattern. What's more is we're making these improvements within our current expense framework demonstrating that we can make key investments in support of our growth while maintaining our focus on cost efficiency, which we think is critically, critically important.

Now the benefits of our new technology pattern, and similar updates, are significant steps towards further improving our Google Quality Scores, which is a key measure of relevance and effectiveness of our ads. And as a search arbitrage business, this is a really critical KPI for us.

Now having a higher quality score means that the content of our ad in the landing pages is far more useful to consumers and then closely match for their overall intent than those of other advertisers. And elements like page load time can improve the likelihood of conversion and ultimately create stronger relevance for consumers. Now over the past 3 years, our heightened focus on optimizing the quality of our audience has already helped improve our Google Quality Score by almost 65%.

The quality scores for our 2 core accounts, and where we generate most of our leads is Car.com and Autosite, they've improved 68% and 107%, respectively, during the same time period. Now these 2 accounts generating nearly 2/3 of our monthly lead volume, now this improvement is meaningful to us, and we still have more room to grow. So, we expect that working to further improve the matches our platform can facilitate will help us keep optimizing our score as well as create greater efficiencies in both our consumer acquisition cost and our overall go-to-market approach. And again, I guess I'll stop here for a second and just highlight why we're talking about something like a Google Quality Score. And the reason we're talking about it is because this is the kind of durable operational improvement that really helps us manage our customer acquisition cost, which is something that is industry-leading, quite frankly, for us.

Now as we've come to -- as we've -- now as far as we've come in reaching this chapter of our growth story, we're truly just getting started. We spent the past 3 years making AutoWeb a lean, efficient organization from controlling expenses to optimizing our product mixes. But really reaching the next stage, it's going to take more than just operational efficiency, and we know that. So, becoming a more comprehensive matchmaker will require us to combine our ongoing work on improving the fundamentals of our business with a strategic focus on rearchitecting the interaction model between our buyers and our sellers. And we're going to need to keep innovating rapidly, making core investments to fully augment our efficiency and quite frankly, find ways to use the resources that we already have more effectively. And this is a team that's proven that they can do it, and we're fully committed to that.

Now we've made significant strides on both our growth strategy and our goal of positioning AutoWeb as a transactional matchmaker at scale, and we really have plenty of growth opportunities to capture ahead. But before I share more on that and some of our product-level progress, I'd like to turn it over to Mike to talk about Q1 -- the Q1 financial results, which quite frankly are something that we're very proud of. So, Mike, can you please pick it up?

Michael A. Sadowski
Executive VP & CFO

Yes. Thank you, Jared, and good afternoon, everyone. Diving into our Q1 2021 results. Total revenue in the first quarter was $17.9 million, up 4% from the $17.3 million last quarter, but down from the $24.5 million in the year ago quarter as a result of lower lead and click volumes and our industry's uneven pace and recovery from the pandemic. The primary driver for growth in Q1 versus Q4 was in our leads product, up $14.2 million in Q1 compared to the $13.6 million in Q4. This is down from the $18.5 million in the year ago quarter. We have continued working to leverage the strategic importance of our dealer count and click revenue, so let me briefly touch on the performance across those areas.

Our retail dealer count and lead capacity was somewhat down from Q4 with our overall daily count finishing at 1,777. Now note that both Q4 and Q1 represent seasonally slow periods for our business. And some of our dealers have since had to reevaluate their main plans as they're adjusting to that changing supply and demand pattern that we're seeing. As we've discussed in previous quarters, we expect recovery in our dealer count to remain choppy as our industry recovers from the pandemic, and especially with many dealers working through in mitigating the supply constraints that Jared mentioned earlier.

Digital advertising revenues in the first quarter came in at $3.7 million, up slightly from $3.6 million in Q4 and down from $6.0 million in the year ago quarter. Within digital advertising, the clicks product delivered $2.9 million in revenue compared to $3.0 million in Q4, and was down compared to $5.3 million in the year ago quarter. The slight sequential softness in clicks reflects the impact of seasonality and the dealer count choppiness I just mentioned.

As a reminder, we have continued to manage media spend down to stay more closely aligned with consumer demand in the market. But as Jared will detail later in the call, we've already started generating sequential improvements in our click traffic and volume this quarter and continue to diversify our click product consumption, which we view as a promising trend for the rest of the year.

Our strategy is further reflected in the gross profit line, which we believe is a more appropriate proxy for our top line performance. We managed revenue down 27% year on Q1, but our Q1 gross profit was up 8% to $5.8 million. In addition, first quarter gross margin came in at 32.5%, which was down slightly from the 34.0% last quarter, but a significant improvement from 21.9% in the year ago quarter and well within the range of guidance we have been providing on this metric, which is in the low to mid-30% range. This increase was driven by our continual focus on driving efficiencies in our traffic acquisition, leveraging higher-margin distribution channels and implementing platform improvements in support of our long-term growth.

We continue to manage operating expenses during the quarter, which were down year-over-year to $6.9 million as a result of our disciplined approach to cost management. We also generated net income in the first quarter of $0.3 million, or $0.02 per share, representing a significant improvement from loss of $0.9 million or negative $0.07 per share last quarter and a net loss of $4.1 million or negative $0.31 per share in the year ago quarter. This increase was driven by our gross profit growth and prudent expense management as well as recorded gain in Q1 as a result of the loan forgiveness from the Payment Protection Program loan.

Adjusted EBITDA in the first quarter improved to $0.2 million, which was down from $0.5 million last quarter, but up significantly from the negative $1.7 million in the year ago quarter, which is a positive indicator for the business given that Q1 is seasonally challenging.

The result exceeded our expectations, which were closer to breakeven for the quarter. Result that represents our fourth quarter in a row of generating positive adjusted EBITDA. And we continue to see the consistency of our adjusted EBITDA performance as a positive indicator of our planned and focused efforts on gross profit.

As we reach our seasonally stronger periods in Q2 and Q3, we normally would expect growth in this metric to expand, but we are being cautious in our internal expectations due to the inventory constraints dealers are facing with the various material shortages that are impacting vehicle supply, such as the chip, seat, foam and rubber. We are monitoring the situation very closely, and we'll do everything in our power to mitigate the potential impact of the industry supply challenges on our business.

At March 31, 2021, cash, cash equivalents and restricted cash stood at $15.5 million compared to $15.1 million at December 31, 2020, with the increase driven by our focus on gross profit and strong cost control efforts. We'll continue to fund those levers that enable cash growth for the remainder of the year.

Now I do need to note that there is an error in the press release that was just issued, and that will be amended to state that the net cash provided by operating activities include that lease liability use of cash, which was erroneously excluded from the summation in that schedule. And the Q1 2021 total should be $350,000 and the Q1 2020 total should be negative $954,000.

As of March 31, 2021, we had an outstanding balance of $10.2 million on our $20 million revolving credit facility with CIT Northbridge Credit. We continue to be comfortable with our balance sheet and overall liquidity as we progress through 2021, and maintain our commitment to improving our liquidity and prudently managing our costs.

We're proud of the progress we've made so far in delivering on our strategy and achieving sequential revenue growth and year-over-year profitability expansion. As we get further into 2021, we remain closely attuned to any changes in our industry conditions and focused on further optimizing our organizational efficiency and capabilities of our platform throughout the rest of the year.

This concludes my prepared remarks. I'll turn the call back over to Jared for additional operational updates and color on our strategic outlook. Jared?

Jared R. Rowe
CEO, President & Director

Thank you, Michael. So, every state over the past few quarters, search-based advertising was deeply impacted by the pandemic last year. But as in many other areas of the economy, we're seeing signs of recovery. In our clicks business, we drove improvements in both traffic and volume over last quarter, owing both to the addition of a new publisher that we did add to the platform and better overall optimization of our social media traffic sources. Now in fact, our affiliate traffic increased 72% sequentially, while our total affiliate clicks increased over 110% sequentially. Now this signals that we are driving continued momentum with endemic buyers. As a reminder, an endemic buyer is somebody who's directly involved in the sale of a vehicle, dealers and OEMs, those are mainly what you'd consider endemics.

Now these click publishers and the endemic buyers are important to this segment of our business and can help offset any potential impact of industry supply shortages that could affect retail dealer click consumption. Now further, our Q1 click attach rate remained stable at 20% relative to last quarter, and we have strong runway to grow this rate even further.

Now as a reminder, our audience is very ready to buy, in fact, on average, 28% of our consumers buy a vehicle of some kind. And 75% of new vehicle sales to our audience occur within 19 days, so 3 business weeks basically, of lead submission. Now our work to facilitate better matches between buyers and sellers aims to keep pulling on these positive, positive trends which is why we began investing in our data science capabilities in Q4 of last year. Now the insights that we have already generated through this newly built process, function and process, have already benefited our product development efforts, benefited our sales approach and it's also benefited as our audience acquisition efforts.

Now to provide additional insight into our product evolution road map for the year, first things first is we do expect to carry the success we've generated with launching shop.car.com, that new technology pattern, across various other portfolio sites. By the end of Q2, we expect to have similarly revamped the technology pattern of another key, high-volume, lead-generating site in our portfolio, and we expect to see similar results when we make that transition.

Now these initiatives are some of the core necessary work in our transformation that not only enables our platform to support our matchmaking journey, but also provides yet another way for us to advance our business through making our existing resources more efficient. Now that's been a hallmark of the AutoWeb story to date, and quite frankly, that's a hallmark of the AutoWeb management team here, and it's going to continue to be underscored with all the work that we do going forward.

Now after implementing these foundational changes to make our existing sites more efficient and better technologically equipped, we do expect to begin layering in new retail-ready components. Now these components will span features related to finance, trade-in and other specific elements of both the buying and selling experience.

Now being able to collect this kind of information from consumers is going to allow us to create more tailored profiles of the buyers who are using our sites and our products, and better understand what kind of shopping experiences they're looking for. And then be better able to match them to the sellers that can provide an experience within their preferred parameters, which is a critical element of matchmaking.

So, along these lines, we've been running a test for a few months now that quite frankly has given us a tremendous amount of additional confidence that these retail-ready components will resonate with our consumers. Now in short, we have embedded some digital retailing elements on our lead funnels thank you page that have produced some very impressive results.

So, during Q1, 39% of the consumers who were presented with this functionality engaged with it. Now what that means is that of the consumers who saw that functionality on the thank you page, over 1/3 of them, 39%, almost 40% clicked on that, that functionality and interacted with it. And so that's great engagement at that point in the process. Now what's even more impressive is that 9% of those consumers, they completed a secondary digital retailing conversion process. That's even more impressive. Because not only is it almost 40% of the consumers who saw the functionality interact with it, but again, almost 10% of those consumers, they went through a whole another secondary digital retailing process and submitted their information through that series of steps. Now these rates of engagement, we're extremely bullish on the prospects of our future product evolution.

I'd like to remind everybody that becoming a transactional matchmaker at scale is not only our exciting response to where the market is headed, it's a necessary step in an environment where buyers are seeking increasingly customized experiences and sellers are rapidly expanding their capacity to provide them. Now this transformation is also the logical next step of the work that we've already done to evolve our value proposition. Having generated sequential revenue growth, having maintained our expanded gross margin and having achieved our fourth quarter in a row of positive adjusted EBITDA, we think that we've proven that our strategy works.

Now our ability to control expenses and deliver high-quality product mix has showed that we're already doing so much more than what we have -- so much more with what we have. But to get to where we know we can go, we have to keep building on this progress. We need to continue optimizing our resources to build a platform that can most fully address the specific needs of the automotive consumers of tomorrow.

Now as we evolve our digital marketing capabilities to stay ahead of today's evolving industry and car buying dynamics, we've already made material financial and operational progress. We're off to a strong start in 2021, and we look forward to what's ahead for the remainder of the year.

Now that ends my remarks that I've got prepared. I would just -- before we go to questions, just reiterate a couple of things. One is we delivered on the financial commitments that we made this quarter. Number two is we maintained the margin in the low to mid-30s, which is what we've talked about on the gross margin line. And number three, and this is something we're very proud of, we did all this at the same time that we made material investments in the platform. And so again, I'm very proud of the work that this team has done. I'm very proud of the work that this team will do. And with that, operator, let's turn it over for questions.

Question and Answer

Operator

[Operator Instructions] Your first question comes from the line of Josh Nichols from B. Riley.

Michael Joshua Nichols
B. Riley Securities, Inc., Research Division

It looks like we're in for a little bit of an interesting selling season, right, where you have some strong recovery from the consumer but juxtaposing that is like the relatively shortage that we have for some of these dealers and production tests. How should we think about the trajectory for the revenue growth? And also more so like the gross margin expansion potential as we enter the stronger selling seasons with that in mind?

Jared R. Rowe
CEO, President & Director

Yes. I'll tell you what -- Josh, thanks for the question. Let me start and then Mike can follow up. To your point, there's just a lot of uncertainty around Q2 and Q3, and we're really proud of the results of Q1. And we did that in an environment where, quite frankly, wasn't optimal, right? We've yet to -- we had a better portion of a year here with suboptimal market conditions. So, we're pretty bullish as the market recovers, our ability to capture the economic leverage that we've created. But to your point, those days supply at the dealer level is pretty concerning. When you see an Asbury with a 31-day supply, a Lithia with a 41-day supply, a Sonic with a 43-day supply. Tansky, 40. Group 1, 34. AutoNation, 29, at the end of March. Those folks are going to pull back and harvest profitability as well they should. And the variable marketing expenses that we represent are an easy area for them to do that.

  So, our focus is how do we offset that by being good managers of the business overall. How do we offset that by continuing to lean into the clicks business because the clicks has a slightly different value proposition. It's just not new car leads. You can present used car inventory as well. And we've done a nice job of transitioning some of the budget into that -- in the clicks, which as we all know, has a better gross margin characteristic in the core business.

So we do continue to expect Q2 and Q3 to be better than Q4 and Q1. I think us understanding exactly how much better, that's one thing that we don't have good line of sight on right now, Chris, just -- or I'm sorry, Josh, just because of the uncertainty around days supply and the uncertainty around production. Mike, did I miss anything? Or anything you want to clean up there?

Michael A. Sadowski
Executive VP & CFO

No. I mean I think the biggest thing is we're going to continue to manage that profit dollar. And so, we do expect that we can continue to be in that steady range that we've been operating in. To Jared's point, it's really about the volume and trying to drive additional clicks in the volume mix. But really trying to manage through and maintain that profit dollar in that solid ability to deliver financially across the board. And so, we're just going to actively continue managing all of that and take every opportunity that's out there for us to really manage through any of this Q2 choppiness that we're seeing based on inventory.

Jared R. Rowe
CEO, President & Director

Yes. And Josh, one last thing I would mention is, it's one of the reasons why when we talk about things like quality score and we talk about some of those things, I know that is really inside baseball and pretty arcane. But it's critical to our business because it helps us manage the cost of acquisition down. And quite frankly, we continue to be able to manage our cost of acquisition well, well, well below what it was. Probably 1.5 years to 2 years ago, we've been steadily chopping away at that and chipping away at it.

So, to Mike's point, we're going to stay focused on that gross profit line. And we'll do that by being efficient, effective, managing our expenses well and managing that mix very aggressively, leads to clicks.

Michael Joshua Nichols
B. Riley Securities, Inc., Research Division

And can you talk a little bit about the dynamics impacting like the revenue per click. I know you mentioned that's obviously a higher-margin piece of the business there. And what's the expectation there. What are the puts and takes, whether it be used car prices or dealer inventory levels.

Jared R. Rowe
CEO, President & Director

It's really dealer inventory levels with that one. What we've been working on for quite a while. And we've made a good lot of good progress over the last couple of years is selling more of the clicks to endemics, meaning dealers, meaning OEMs, meaning even some of the near-endemics. Like some of the insurance providers we brought on board. Because essentially, the revenue per click we get there is just substantially better than it is when we sell to click arbitrage folks, which is where the remainder of the volume goes because that national coverage is very important for us.

So, as we think about that, it really is continuing to lean in on the dealer side and push budget towards the clicks. One of the things we've had a good deal of success with over the past year is we've introduced something called dynamic inventory targeting, which is really leveraging our clicks platform to put used car inventory in front of new car buyers when either they abandon the lead funnel or folks lead submission, and we've seen some good progress there. So, we've got tools in our tool belt to help dealers regardless of whether they're having new car inventory issues or not. Because if they're leaning into used car, right, we can help them with that and we can transition budget around.

And so again, the 2 dynamics there are really how do we make certain that we sell as many of those clicks as possible to endemics and near-endemics. And then also, how do we really -- how are we smart with our clients to really optimize their spend with us in a way that aligns with the inventory realities that they are facing every single day. Because again, you may have new car constraints, which I know we do, right, as an industry. Used car pricing is very high right now, but you can still get access to it so they can continue to sell there. So that's how kind of tactically we've addressed it with the clients.

Michael Joshua Nichols
B. Riley Securities, Inc., Research Division

And then last question for me, and then I'll pop back in line. Whenever you're looking at your -- and the impact of the shortages for silicon, like rubber and other basic parts, like how should the mix be interpreted? I know that some OEMs, it's not just shutting down production, but they're shutting down more production, it seems like, like the lower-level or entry-level vehicles to try and favor the higher-margin, higher-churn vehicles. Does that impact your business at all? Or how should we think about that?

Jared R. Rowe
CEO, President & Director

That actually helps us a little bit in that. As long as we stay focused on what the OEMs are looking for, and we stay very closely aligned with most of our OEM clients, around what sort of mix they're looking for and we try to tailor our search campaigns towards that. What we don't want to be doing is generating a bunch of leads for a bunch of vehicles that they may have on ground, but they may not be high demand. And so again, we tailor our approaches for our largest clients, in particular, around what their current marketing mix is focused on, which tends to lean towards what it is they're trying to sell. So, we do move our mix around from a marketing spend perspective, monthly, again, to support some of the largest clients that we have, in particular, a couple of them that we called out in the prepared remarks, we stay close to those folks and try to generate good quality, purchase intent for stuff that consumers want and they can sell and they have.

Operator

Your next question comes from the line of Ed Woo from Ascendiant Capital.

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

Yes. Congratulations on the quarter. My question is, it seems like the consumer confidence is high. They got a lot of stimulus money. It seems like car dealers, even though the volumes may be light, their inventory is light, their profitability is very strong. Is there any opportunity to do price increases, for you at least?

Jared R. Rowe
CEO, President & Director

Yes. No, we appreciate the question. The reality of it is, is no, as we sit right now. As we think about taking rate, we think about that within the context of further product evolution and product improvement. We think that will give us an opportunity. But over the short term, it's more about delivering high value, which really is about shifting the mix from wholesale to retail.

We've talked a little bit about this in the past. The way that we can take rate without increasing price is simply shifting more of the mix from wholesale to retail. Now the current environment makes that difficult. But as we sit today, we don't think we can simply raise prices on existing clients.

Quite the contrary, what we're trying to do is rationalize pricing to get them to take more volume because we think that's a better value equation for them. And ultimately, we think that a broader footprint with more products layered up create a better environment for us to partner with them over the long term.

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

Great. And then you obviously -- there are obviously going to be a lot of industry constraints on new cars. What about used cars? Has the dynamic changed? And would you guys be making a bigger focus on used cars leads?

Jared R. Rowe
CEO, President & Director

Yes. It's less about used car leads per se. It's more about how do we introduce used car into the new car audience. And so that's where this dynamic inventory targeting comes there. It's a way for us to authentically represent used car inventory to a predominantly new car audience because that's who we have. That's what we have.

As we know that consumers are willing to make the trade-off, and they're willing to go from new to used as long as they find the right used vehicle that matches their needs. And so, Ed, where we've really leaned in over the last several months, several periods, quite frankly, is in this [ VIT ] product, which again is relatively new for us. And again, it's a way for us to take a dealer's used car inventory and then put it in front of our new car buyers as they're going through the funnel in a way that makes sense for the consumer and sets the advertiser up well. And like we keep talking about, that click revenue, if we can transition money in the click revenue, the gross margin characteristic is better for us. So, we like that.

Operator

The last question comes from the line of Bruce Goldfarb from Lake Street Capital.

Bruce Goldfarb
Lake Street Capital Markets, LLC, Research Division

Jared and Mike, congratulations on a great quarter.

Jared R. Rowe
CEO, President & Director

Thank you, Bruce.

Bruce Goldfarb
Lake Street Capital Markets, LLC, Research Division

So, I have a question. So, like you discussed quality improvements, lowering your customer acquisition costs. Longer term, do you think that is going to improve the quality of the leads you generate? And I mean maybe not near term, but longer term, do you think that could represent sort of low-hanging fruit in terms of increasing prices later?

Jared R. Rowe
CEO, President & Director

Again, what we've done with from a quality perspective, we talked a little bit on the last call, right? We've seen tremendous improvement in overall product quality, right? So, the core underlying raw material of our business is better. We're generating more closes on average than we did this time last year. And so, we do think that has a material benefit to the business. It just takes a little while for the market to recognize it and for the market to basically then consume that.

We don't think that that's going to translate necessarily -- without product innovation, translate necessarily to better price per unit. Again, what we think it will do, and what we're seeing some success in, is transitioning more of that volume then away from the wholesale channel, away from OEMs and into the retail channel. Because like we've talked about, the pricing differential and the margin differential between selling that exact same lead to an OEM versus a dealer is substantial.

So, it's actually kind of interesting, Bruce, in that we could discount our leads on the retail side, increase the footprint, shift more traffic over and more of the leads over and improve our gross margin characteristic of the portfolio overall. That's really where we're focused.

So, we've got to get that retail side moving. We did have a slight sequential decline. We're down 8 dealers. In the current environment, I will tell you, we are pretty excited about the fact that we're only down 8 dealers in the current environment. Because, again, a lot of dealers right now are cranking back their marketing expenses, their variable marketing expenses to harvest profitability because demand far outstrips supply and they'd be economically irrational not to. So we do think that we will harvest value from all of these quality improvements and this good consumer acquisition cost improvements that we've made, you're just going to really see it play out over time in cross-sell, upsell with us being able to sell more products and services into dealers, leads plus clicks. So, our CAC rate is going to go up. And also increasing the number of retail dealers we have in the network. If we do that, that, like I said, will actually materially improve margin and will essentially be equivalent of taking rate.

Bruce Goldfarb
Lake Street Capital Markets, LLC, Research Division

Great. And then another question, too. Has the vaccination rates in the U.S., has that had an impact on just overall activity on your websites to sort of positively correlate in? Just out of curiosity.

Jared R. Rowe
CEO, President & Director

It really hasn't. We haven't really seen that. It kind of tracks with the overall market as consumer confidence increases, and some of that has to do with the fact that there's dollars flowing in from stimulus. People are getting vaccinated. They are starting to get back to kind of normalcy or some level of normalcy, whatever the new normal will be. But we don't see it necessarily aligned or correlate with vaccination rates. We see it more aligned with just consumer confidence overall and how good they feel about their financial prospects, right? Because if you're going to enter into this kind of transaction, right, you've got to feel pretty good about your financial prospects and quite frankly, the prospects of the economy overall.

Bruce Goldfarb
Lake Street Capital Markets, LLC, Research Division

Great. Congrats again on the great quarter.

Jared R. Rowe
CEO, President & Director

Thank you.

Operator

At this time, this concludes our question-and-answer session. I would like to turn the call back over to Mr. Rowe for closing remarks.

Jared R. Rowe
CEO, President & Director

Well, thank you, operator, and thank you, everybody, for joining the call. We're proud of the work we've done. Like I said earlier, we're very excited about the prospects for 2021. We've got a lot of work ahead of us, but we have set a very, very solid foundation. And then like I mentioned earlier, as the market improves, we do expect to see some of the economic leverage that we've created scale up.

So, we're excited about where we're at. We're making good strategic investments in the platform to evolve beyond the existing value proposition. And so, we're looking forward to talking to you again in here in another quarter and telling you how we've progressed.

So, thank you, everybody, for joining the call. Thank you to the AutoWeb team for all of your hard work. It is paying off, and we appreciate it. So be well, everybody. Stay safe, and we'll all talk soon, okay? Thank you.

Operator

Ladies and gentlemen, this does conclude today's teleconference. You may disconnect your lines at this time. Thank you for your participation.